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EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
NTN Communications, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-60814, No. 333-17247, No. 333-12777 and No. 33-95776) on Form S-8 and in the
registration statements (No. 333-80143, No. 333-69383, No. 333-51650, No.
333-40625, No. 333-33078, No. 333-14129, No. 333-03805, No. 333-00501, No.
33-97780, No. 33-77826, No. 33-64417, No. 33-42350, No. 333-111538 and No.
333-105429) on Form S-3 of NTN Communications, Inc. of our report dated March 15, 2004, relating to the consolidated balance sheets of NTN Communications, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003 and the related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K/A of NTN Communications, Inc.


/S/ KPMG LLP

San Diego, California
January 10, 2005